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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors of
J. C. Penney Funding Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28390, 33-59666, 33-66070, 33-66072, 333-13949, 333-22627,
333-22607, 333-33343, 333-27329, 333-71237) and Form S-3 (No. 333-57019) of J.
C. Penney Company, Inc. of our report dated February 24, 2000, relating to the balance sheets of J. C. Penney Funding Corporation as of January 29, 2000 and January 30, 1999, and the related statements of income, reinvested earnings, and cash flows for each of the years in the three-year period ended January 29, 2000, which report appears in the 1999 Annual Report of J. C. Penney Funding Corporation and is incorporated by reference in the Annual Report on Form 10-K of J. C. Penney Funding Corporation for the year ended January 29, 2000.

                                                                    /s/ KPMG LLP


Dallas, Texas
April 25, 2000